UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2003

MAGIC LANTERN GROUP, INC.
 (Exact name of registrant as specified in its charter)

New York	1-9502	13-3016967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2
 (Address of principal executive offices) (Zip Code)

(905) 827-2755
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5.        Other Events.

Magic Lantern Group, Inc. (the "Company") has raised gross proceeds of $1.1 million through the completion of an offering of secured debentures in the form of a Promissory Note, collateralized by freely trading common shares and common share purchase warrants. The Company is currently negotiating to issue additional promissory notes in the amount of $900,000, in the next two weeks, under the same terms.

Item 7.        Financial Statements and Exhibits

(c)    Exhibits

        99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magic Lantern Group, Inc.

Date: September 16, 2003	By:	/s/ Robert A. Goddard
	Name:	Robert A. Goddard
	Title:	Interim Chief Executive Officer